SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): May 6, 2003

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 5.              Other Events

On May 6, 2003, the Company received notice from Nasdaq warning that the Company’s common stock failed to comply with the Nasdaq National Market rules for continued listing as a result of closing below the $1.00 minimum bid price requirement for the prior 30 consecutive trading days.  The Company was given 180 calendar days, or until November 3, 2003, to regain compliance.  A copy of the notice from Nasdaq is attached to this report as Exhibit 99.

Item 7.              Financial Statements and Exhibits

(c) Exhibits

99                                    Notice from Nasdaq dated May 6, 2003 warning that the Company’s common stock failed to comply with the Nasdaq National Market rules for continued listing as a result of closing below the $1.00 minimum bid price requirement for the prior 30 consecutive trading days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer (principal financial officer)

Dated:  May 6, 2003